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                                                                     Exhibit 3.2
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DO NOT PUBLISH THIS                                          ARTICLES OF ORGANIZATION
SECTION
                                                                        OF
ARTICLE 1
The company name                                     ________________________________________
must contain an                                       (An Arizona Limited Liability Company)
ending which may be
"limited liability
company," "limited
company," or the      1. Name.  The name of the limited liability company is:
abbreviations
"L.L.C.", "L.C.",
"LLC" or "LC".  If       _______________________________________________________________________________________________
you are the holder
or assignee of a
tradename or          2. Registered Office.  The address of the registered office in Arizona is:
trademark, attach
Declaration of
Tradename Holder         _______________________________________________________________________________________________
form.
                         _______________________________________________________________________________________________
ARTICLE 2
May be in care of        located in the County of ______________________________________________________________________
the statutory agent.

ARTICLE 3             3. Statutory Agent.  (In Arizona)  The name and address of the statutory agent
The statutory            of the company is _____________________________________________________________________________
agent  must provide
both a physical and      _______________________________________________________________________________________________
mailing address.
If statutory agent       _______________________________________________________________________________________________
has P.O. ox, then
they must provide a
physical              4. Dissolution.  The latest date, if any, on which the limited liability company
description of           must dissolve is ______________________________________________________________________________
their street
address/location.
The agent must sign   5. (a) Management.
the Articles or
provide a consent       []   Management of the limited liability company is vested in a manger or mangers.  The names and
to acceptance of             addresses of each person who is a manager AND each member who owns a twenty percent or
appointment.                 greater interest in the capital or profits of the limited liability company are:


ARTICLE 4               []   Management of the limited liability company is reserved to the members.  The names and
Complete this                addresses of each person who is a member are:
section   only if
you desire to
select a date or
occurrence when the
company will
dissolve.  If
perpetual duration
is desired, leave
this section blank.

ARTICLE 5.a.
Check which
management
structure will be
applicable to your
company.
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DO NOT
PUBLISH THIS          5.b.
SECTION

                      _______________________________________              _______________________________________
                      [] member                  [] manager                [] member                  [] manager

               Name:



                      _______________________________________              _______________________________________

            Address:  _______________________________________              _______________________________________

   City, State, Zip:



                      _______________________________________              _______________________________________
               Name:  [] member                  [] manager                [] member                  [] manager




                      _______________________________________              _______________________________________

            Address:  _______________________________________              _______________________________________


   City, State, Zip:



ARTICLE 5.B.          EXECUTED this __ day of _______________, ____. Name:
Depending upon your
selection in 5.a.,
provide the names
and addresses of the
managers and members  ______________________________________          ________________________________________
of the organization.               [Signature]                                        [Signature]
Check the applicable
title for each
person. A member      ______________________________________          ________________________________________
managed company                  [Print Name Here]                                 [Print Name Here]
cannot contain a
manager or managers.
                      PHONE_______________________                FAX____________________________
The person(s)
executing this        Acceptance of Appointment by Statutory Agent
document need not
be member(s) of the   I, ___________________________, having been  designated to act as Statutory Agent, hereby
company.              consent to  act in that capacity until removed or resignation is submitted in accordance with the Arizona Revised Statutes.
Your fax and phone
number is optional.   _______________________________________
                      Signature of Statutory Agent
The agent must
consent to the
appointment by
executing the
consent.

See A.R.S. ss. 29-601
et seq. for more
info.

LL:0004
Rev. 01/03
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